As filed with the Securities and Exchange Commission on August 25, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Psyence Biomedical Ltd.

(Exact name of Registrant as specified in its charter)

Ontario, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

121 Richmond Street West

Penthouse Suite 1300

Toronto, Ontario M5H 2K1

Telephone: + 1 (416) 346-7764

(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue

Newark, Delaware 19711

(302) 738-6680

(Name, address, and telephone number for agent for service)

With copies to:

Era Anagnosti

Michael Patrone

DLA Piper LLP (US)

500 Eighth Street, NW

Washington, D.C. 20004

(202) 799-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this prospectus is not complete and may be changed. No securities described in this prospectus can be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 25, 2026

PRELIMINARY PROSPECTUS

Psyence Biomedical Ltd.

Up to 1,148,598 Common Shares Offered by the Selling Securityholders

This prospectus relates to the proposed resale by the selling securityholders named in this prospectus (the “Selling Securityholders”) of up to 1,148,598 common shares (each, a “Common Share”), without par value, of Psyence Biomedical Ltd., a corporation organized under the laws of Ontario, Canada (“Psyence,” “Psyence Biomedical” or the “Company”). Of the 1,148,598 Common Shares, 1,146,159 are being offered by Psyence Labs Ltd. (“PsyLabs”), and were issued to PsyLabs on February 13, 2026 pursuant to that certain Share Put Option and Amendment Agreement entered into on July 3, 2025 between the Company and PsyLabs (the “Put Option Agreement”). The remaining 2,439 Common Shares are being offered by Outside The Box Capital Inc. (“OTBC”), and were issued to OTBC on April 15, 2025, for past services rendered to the Company. The Common Shares being offered were issued in private placements exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company and PsyLabs have a broad commercial relationship, and the Company currently holds an equity interest of approximately 28.02% in PsyLabs. See “Selling Securityholders” disclosure on page 11 for additional information.

We are not selling any of our Common Shares under this prospectus and will not receive any of the proceeds from the sale or other disposition of Common Shares by the Selling Securityholders. All expenses of registration incurred in connection with this offering are being borne by us. All selling and other expenses incurred by each Selling Securityholder will be borne by the Selling Securityholder incurring such expenses.

The Selling Securityholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their respective securities on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market, in one or more transactions other than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. See the disclosure under the heading “Plan of Distribution” elsewhere in this prospectus for more information about how the Selling Securityholders may sell or otherwise dispose of their respective securities hereunder. The Selling Securityholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the Selling Securityholders may sell their securities hereunder following the effective date of the registration statement of which this prospectus forms a part.

Our Common Shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the trading symbol “PBM.” On August 24, 2026, the closing price of our Common Shares on the Nasdaq was $4.22 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 9 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT OR IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

We are an “emerging growth company” under Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), and a “foreign private issuer” within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, as such, are eligible for reduced public company disclosure requirements. See, “Prospectus Summary — Implications of Being an Emerging Growth Company and ‘Foreign Private Issuer’”.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. The Selling Securityholders may, from time to time, offer and sell the securities described in this prospectus in one or more offerings.

This prospectus includes important information about us, the securities being offered by the Selling Securityholders and other information you should know before investing. Any prospectus supplement or post-effective amendment to the registration statement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement or post-effective amendment to the registration statement, you should rely on the information contained in that particular prospectus supplement or post-effective amendment to the registration statement. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should read this prospectus together with the additional information about us described in the section below entitled “Where You Can Find Additional Information; Incorporation of Information by Reference.” You should rely only on the information contained in this prospectus, as well as the information incorporated by reference into this prospectus, any applicable prospectus supplement or amendment and any related free writing prospectus. Neither we nor the Selling Securityholder have authorized anyone else to provide you with different information.

You should assume that the information in this prospectus or any prospectus supplement, as well as the information incorporated by reference in this prospectus or any prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: neither we nor the Selling Securityholders have taken any action to permit the possession or distribution of this prospectus in any jurisdiction other than the United States where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the Common Shares and the distribution of this prospectus outside the United States.

The Selling Securityholders may offer and sell the securities directly to purchasers, through agents or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of securities. See “Plan of Distribution.”

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

TRADEMARKS, TRADENAMES AND SERVICE MARKS

This prospectus includes trademarks, tradenames and service marks, certain of which belong to Psyence and others that are the property of other organizations. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus appear without the ®, TM and SM symbols, but the absence of those symbols is not intended to indicate, in any way, that we will not assert our or their rights or that the applicable owner will not assert its rights to these trademarks, tradenames and service marks to the fullest extent under applicable law. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply a relationship with, or endorsement or sponsorship of us by, these other parties.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Additional Information

This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”). You should read this prospectus and the information and documents incorporated herein by reference carefully. Such documents contain important information you should consider when making your investment decision.

The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided below.

We are subject to certain of the informational filing requirements of the Exchange Act. Since we are a “foreign private issuer,” we are exempt from the rules and regulations under the Exchange Act prescribing the furnishing and content of proxy statements, and our principal shareholders are exempt from the “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchase and sale of our shares. In addition, we are not required to file reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we are required to file with the SEC an Annual Report on Form 20-F containing financial statements audited by an independent accounting firm. The SEC maintains a website at www.sec.gov that contains reports and other information that we file with or furnish electronically with the SEC.

We also maintain an internet website at www.psyencebiomed.com. We make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below:

●	The Company’s Annual Report on Form 20-F for the year ended March 31, 2026, filed with the SEC on June 22, 2026 (the “2026 Annual Report”); and

●	The description of our Common Shares included in the Registration Statement on Form 8-A12B, filed with the Commission on January 25, 2024, and any further amendment or reports filed for the purpose of updating such description (including Exhibit 2.1 to the 2026 Annual Report).

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, including any reports on Form 6-K that we specifically identify in such forms as being incorporated by reference, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Psyence Biomedical Ltd.

121 Richmond Street West

Penthouse Suite 1300

Toronto, Ontario M5H 2K1

+1 (416) 477-1708

Attn: General Counsel

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, the company’s expectations concerning the outlook for its business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations of the Company as set forth in this prospectus.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

●	the ability of Psyence Biomedical to maintain the listing of the Common Shares on Nasdaq, including in light of the Company’s recent history of, and ongoing efforts to maintain compliance with, the continued listing requirements of the Nasdaq Capital Market;

●	volatility in the price of the securities of Psyence Biomedical due to a variety of factors, including the recent share consolidation and reverse stock split, changes in the competitive and highly regulated industries in which Psyence Biomedical operates, variations in performance across competitors, changes in laws and regulations affecting Psyence Biomedical’s business and changes in Psyence Biomedical’s capital structure;

●	Psyence Biomedical’s success in retaining or recruiting, or changes required in, its officers, key employees or directors;

●	factors relating to the business, operations and financial performance of the Company, including, but not limited to:

●	the Company’s ability to achieve successful clinical results, including in its Phase IIb clinical trial, on which the Company is substantially dependent;

●	the Company currently has no products approved for commercial sale;

●	the regulatory status of, and evolving and uncertain laws and regulations applicable to, psilocybin, ibogaine and other psychedelic substances, which remain controlled substances in many jurisdictions;

●	the Company’s ability to obtain regulatory approval for its product candidates, and any related restrictions or limitations of any approved products;

●	the Company’s ability to obtain licensing of third-party intellectual property rights for future discovery and development of the Company’s product candidates;

●	the Company’s ability to commercialize product candidates and achieve market acceptance of such product candidates;

●	the Company’s success is dependent on product candidates which it licenses from third parties;

●	the Company’s success is dependent on the supply of materials necessary to perform its clinical trials;

●	the Company’s ability to continue as a going concern and its need for substantial additional capital to fund its operations;

●	dilution to existing shareholders resulting from the issuance of additional securities, including under the Company’s at-the-market offering program and equity line of credit; and

●	the ability to respond to general economic conditions.

The foregoing list of factors is not exhaustive. Forward-looking statements are not guarantees of future performance. You should carefully consider the foregoing factors and the other risks and uncertainties described in the Company’s Annual Reports on Form 20-F, reports on Form 6-K and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. The forward-looking statements in this document represent the views of the Company as of the date of this document. Subsequent events and developments may cause that view to change. Readers are cautioned not to put undue reliance on forward-looking statements, and all forward-looking statements in this document are qualified by these cautionary statements. The Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. The Company does not give any assurance that it will achieve its expectations.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail in filings incorporated by reference in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 20-F for the year ended March 31, 2026 and our reports on Form 6-K, before deciding to invest in our securities.

Overview

The Company is a multi-asset, vertically integrated biopharmaceutical company focused on psychedelic-based therapeutics, with pharmaceutical-grade drug candidates manufactured through its investment in PsyLabs. It is the first life sciences biotechnology company focused on developing nature-derived (non-synthetic) psilocybin and ibogaine-based psychedelic medicine to be listed on Nasdaq. We are dedicated to addressing unmet mental health needs and are committed to an evidence-based approach in developing safe, effective, and FDA-approved nature-derived psychedelic treatments for a broad range of mental health disorders. The Company is currently conducting research through clinical trials to evaluate the safety and effectiveness of natural psilocybin in treating adjustment disorder in patients with a cancer diagnosis in a palliative care context.

We strive to set the global standard for excellence and consistency in drug development using nature-based psilocybin products. Psyence’s priority is developing pharmaceutical grade psilocybin to help heal psychological trauma and the diagnosable disorders that can result therefrom, including adjustment disorder (“AjD”), alcohol use disorder (“AUD”), other substance use disorders (“SUDs”), anxiety, depression, post-traumatic stress disorder (“PTSD”), and grief and bereavement, especially in the context of palliative care. Our focus includes therapeutic protocols for medical and scientific research including observational studies.

NPX-5, capsules containing 25mg naturally sourced psilocybin, is being used in our Phase IIb clinical trial, which is a double-blind, randomized, low-dose controlled clinical trial to assess the efficacy and safety of NPX-5 in psilocybin-assisted psychotherapy for the treatment of AjD due to incurable cancer (“Phase IIb Study”), replacing PEX010 as the lead product candidate. Psyence has entered into the PsyLabs IP Agreement with PsyLabs, a psychedelic Active Pharmaceutical Ingredient (API) development company, federally licensed to cultivate, extract, and export psilocybin mushrooms and other psychedelic compounds including psilocin, mescaline, ibogaine, and dimethyltryptamine (DMT) to legal medical and research markets, and the proprietary owner of NPX-5, for the licensing of NPX-5 with respect to Psyence’s designated fields of use: anxiety and depression, including associated ailments, such as PTSD, stress, grief, and adjustment disorder within the context of palliative care (“Phase IIb Field of Use”).

We have contracted Southern Star Research, a full-service Australian contract research organization (“CRO”), to conduct the Phase IIb Study. Outsourcing the study to a CRO assists the Company in operating in a more capital efficient manner without the overhead of handling in-house.

Business Objectives

Psyence intends to further expand the development of its product candidates for additional indications. While Psyence’s initial focus will be on the development of NPX-5 for the treatment of AjD in patients with a recent diagnosis of cancer in its Phase IIb Study, indication expansion will focus on other causes of AjD potentially leading to an increased opportunity within the indication. Further indications will be considered once the AjD program is ongoing in areas such as AUD and other SUDs and potentially with the use of other in-licensed candidates, however no such agreements have been reached at this stage.

Business Model

Psilocybin-assisted psychotherapy, once approved, will have to be delivered to patients in a guided manner over a period of 6 – 8 weeks, including the intention setting meetings, the psychedelic event (dosing session) and the subsequent integration meetings. This implies having trained guides who will spend a long time with patients over the course of the patient assistance program (“PAP”), suitable clinic settings and psychologists’ oversight.

The final business model for the provision of NPX-5 will depend on a number of aspects, including the final outcomes of the studies, the indication(s) that will be allowed by the regulatory agencies and the state of the environment and market to provide psychedelic therapy at the time of approval. It is expected that the number of clinics available to be able to provide PAP will increase dramatically once the first psychedelic is approved for any indication.

Our possible business models will take into consideration whether to merely supply NPX-5 for clinics to administer, through including a premium price for the intellectual property of a proprietary PAP, to enter into partnerships with clinics to administer PAP, or even to own dedicated clinics for administration of PAP.

The target audience for the initial indication will be oncology sites, including their oncologists and other health care professionals to create awareness of the effectiveness of PAP for cancer patients who have AjD. The principal marketing message will be to offer patients a better quality of life for their remaining years with a single administration of NPX-5 within a PAP. It has been shown that patients in palliative care who are less anxious or depressed utilize fewer healthcare resources, which is an aspect that will help justify the costs of the PAP.

Current Regulatory Landscape of Target Markets

Psyence will focus on the initial countries and regions to perform their clinical development and to commercialize the final product, being North America (US & Canada), EU, UK and Australia. Introductions into other regions will be contemplated at a later phase.

In the United States, foods, drugs and dietary supplements are subject to extensive regulation. The U.S. Food, Drug, and Cosmetic Act (the “FDCA”) and other federal and state statutes and regulations govern, among other things, the research, development, testing, manufacturing, storage, recordkeeping, approval, labelling, promotion and marketing, distribution, post-approval monitoring and reporting, sampling, and import and export of pharmaceutical products. We must ensure that all promotion and marketing, distribution, and labeling of any pharmaceutical products comply with the U.S. regulations, including the FDCA and the U.S. Food and Drug Administration (the “FDA”).

Psilocybin and psilocin are strictly controlled under the U.S. Controlled Substances Act (“CSA”) as Schedule I substances. By definition, Schedule I substances have no currently accepted medical use in the United States, a lack of accepted safety for use under medical supervision, and a high potential for abuse. Schedule I and II drugs are subject to the strictest controls under the CSA, including manufacturing and procurement quotas, security requirements and criteria for importation. Anyone wishing to conduct research on substances listed in Schedule I under the CSA must register with the Drug Enforcement Administration (“DEA”) and obtain DEA approval of the research proposal. A majority of state laws in the United States also classify psilocybin and psilocin as Schedule I controlled substances. For any product containing psilocybin or any Schedule I substance to be available for commercial marketing in the United States, such substance must be rescheduled, or the product itself must be scheduled, by the DEA to Schedule II, III, IV or V. Scheduling determinations by the DEA are dependent on FDA approval of a substance or a specific formulation of a substance.

Prescription drugs are classified and regulated under the federal Food and Drugs Act (Canada). Labeling, marketing and selling of any prescription drug must comply with Health Canada. The regulations in the European Union are similar to those in the U.S. and Canada.

Psyence will focus the phase IIb portion of its clinical development program in Australia. The Therapeutic Goods Administration (“TGA”) is Australia’s government authority responsible for evaluating, assessing and monitoring products that are defined as therapeutic goods, and the use of therapeutic goods supplied in clinical trials in Australia under the therapeutic goods legislation. Such legislation includes The Therapeutic Goods Act 1989 (“TG Act”), Regulations and Orders which set out the requirements for inclusion of therapeutic goods in the Australian Register of Therapeutic Goods (ARTG).

For a prescription medicine to be registered in the ARTG, a sponsor of the product (usually a pharmaceutical company such as Psyence) is required to submit a dossier of evidence on the clinical efficacy, safety and manufacturing quality for evaluation by the TGA. Clinical trials of medicines and biologicals regulated under the Clinical Trial Notification (CTN) or Clinical Trial Approval (CTA) schemes are subject to the TGA’s Good Clinical Practice (GCP) Inspection Program. The TGA has issued a handbook which provides guidance on the legislative, regulatory and good clinical practice (GCP) requirements when conducting clinical trials in Australia using ‘unapproved’ therapeutic goods in order to assist trial sponsors, Human Research Ethics Committees (HRECs), investigators and approving authorities (institutions) in understanding their roles and responsibilities under the therapeutic goods legislation.

Until recently, psilocybin was included in Schedule 9 (Prohibited Substances) of the Poisons Standard which, because of interaction with state and territory regulation, largely restricted the lawful supply of goods containing psilocybin to clinical trial settings only. However, effective as of July 1, 2023, the TGA made the decision to down schedule psilocybin to Schedule 8 in the Poisons Standard when used in respect of certain conditions, namely for the treatment of treatment-resistant depression.

To import products that contain a controlled substance (such as psilocybin), the importer requires both an exemption, approval or authority under the TG Act and a license and/or permit to import from the Office of Drug Control under the Customs (Prohibited Imports) Regulations 1956. Licenses and permits to import psilocybin are only granted by the Office of Drug Control where the use of the substance is permitted by the relevant state or territory under their respective medicines and poisons legislation and the use of the of psilocybin is to be prescribed by an Authorized Prescriber or for an authorized clinical trial.

Psyence will monitor the evolution of Australia’s regulations as they pertain to psilocybin and the conduct of clinical trials in Australia.

Regulatory Changes on the Horizon for Therapeutic Psychedelics

With the reintroduction of the Breakthrough Therapies Act in March 2023, there appears to be momentum to develop a legal-regulatory framework for therapeutic psychedelics. Congress also announced on November 17, 2022, the bipartisan Congressional Psychedelics Advancing Clinical Treatments Caucus (the PACT Caucus). The PACT Caucus will focus on exploring psychedelic research to alleviate the U.S. mental health crisis.

In April 2026, US President Donald Trump signed an executive order easing restrictions on mental health treatments, including ibogaine, to accelerate research and approval of psychedelic-based therapies for conditions such as PTSD, depression, and addiction. Signed on April 18, 2026, the order directs the FDA to issue Commissioner's National Priority Vouchers to psychedelic drugs that have received Breakthrough Therapy designation, aiming to expedite the FDA's review process for qualifying treatments. It also directs the FDA and DEA to establish a Right to Try pathway allowing eligible patients to access investigational psychedelic drugs, including ibogaine, that are under FDA review. Separately, the order allocates US$50 million in US Department of Health and Human Services funding to match state-level investments in psychedelic research, a provision widely seen as responding to Texas' state-funded ibogaine research program. Psychedelics such as ibogaine and psilocybin remain federally classified as Schedule I substances, and the order does not itself reschedule them or lower the evidentiary bar the FDA requires for approval.

Headquarters and Operational Office

Psyence’s headquarters address is 121 Richmond Street West, Penthouse Suite 1300, Toronto, Ontario, M5H 2K1, Canada. The Company has an operational office in South Africa at Building #4, Riverlands Mall, Podium Level, 51 Gogosoa St, Observatory, Cape Town, 7935, South Africa. The Company was incorporated on June 29, 2023. Our website address is www.psyencebiomed.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

Implications of Being an Emerging Growth Company and a “Foreign Private Issuer”

As a company with less than US$1.235 billion in revenue for the last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An emerging growth company may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

●	not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an emerging growth company until the earliest of (i) the last day of our fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act; (iii) the date on which we have, during the previous three year period, issued more than $1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of our Common Shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

We are also considered a “foreign private issuer” within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	although we are required to comply with Section 16 of the Exchange Act requiring officers and directors to file public reports of their share ownership and trading activities, those insiders do not face liability for profits realized from any “short-swing” trading transactions.

We are required to file an Annual Report on Form 20-F within four months of the end of each fiscal year. In addition, we publish our results on a semi-annual basis as press releases, distributed pursuant to the rules and regulations of the Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

In addition, as a “foreign private issuer,” the Company is permitted to follow certain home-country corporate governance practices in lieu of certain Nasdaq requirements. A foreign private issuer must disclose in its annual reports filed with the SEC each Nasdaq requirement with which it does not comply followed by a description of its applicable home country practice. The Company currently intends to follow some, but not all, of the corporate governance requirements of Nasdaq. With respect to the corporate governance requirements of the Company that it does follow, the Company cannot give assurances that it will continue to follow such corporate governance requirements in the future, and may therefore in the future, rely on available Nasdaq exemptions that would allow the Company to follow its home country practice. Unlike the requirements of Nasdaq, the Company is not required, under the corporate governance practice and requirements in Ontario, to have its board consist of a majority of independent directors, nor is the Company required to have a compensation committee, a nominating or a corporate governance committee consisting entirely of independent directors, or to have regularly scheduled executive sessions with only independent directors each year. Such home country practices may afford less protection to holders of Common Shares.

The Company intends to rely on the foreign private issuer exemption with respect to the quorum requirement for shareholder meetings and with respect to Nasdaq shareholder approval rules. Whereas under the corporate governance rules of Nasdaq, a quorum requires the presence, in person or by proxy, of holders of at least 33 1∕3% of the total issued and outstanding voting power of our shares at each general meeting, pursuant to our bylaws, the quorum required for a general meeting will consist of at least two shareholders present in person or by proxy who hold or represent at least 25% of the total outstanding voting power of our shares.

Risk Factor Summary

Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors,” in this prospectus and in our Annual Report on Form 20-F for the year ended March 31, 2026, that represent challenges that we face in connection with the successful implementation of our strategy and the growth of our business. In particular, the following considerations, among others, may offset our competitive strengths or have a negative effect on our business strategy, which could cause a decline in the price of shares of our securities and result in a loss of all or a portion of your investment:

●	We are a clinical-stage biotechnology company and have incurred significant losses since our inception. We anticipate that we will incur significant losses for the foreseeable future.

●	Psyence has a limited operating history and expects a number of factors to cause its operating results to fluctuate on an annual basis, which may make it difficult to predict the future performance of Psyence.

●	Psyence has never generated revenue and may never be profitable.

●	The Company will require substantial additional funding to achieve its business goals, and if it is unable to obtain this funding when needed and on acceptable terms, it could be forced to delay, limit or terminate its product development efforts.

●	The psychedelic therapy and biotechnology industries are undergoing rapid growth and substantial change, which has resulted in an increase in competitors, consolidation and formation of strategic relationships. Acquisitions or other consolidating transactions could harm Psyence in a number of ways, including by losing strategic partners if they are acquired by or enter into relationships with a competitor, losing customers, revenue and market share, or forcing Psyence to expend greater resources to meet new or additional competitive threats, all of which could harm Psyence’s operating results.

●	Current and future preclinical and clinical studies will be conducted outside the United States, and the FDA may not accept data from such studies to support any New Drug Applications submitted after completing the applicable developmental and regulatory prerequisites (absent an Investigational New Drug application).

●	There is a high rate of failure for product candidates proceeding through clinical trials.

●	Because the results of preclinical studies and earlier clinical trials are not necessarily predictive of future results, Psyence may not have favorable results in its planned and future clinical trials.

●	Negative results from clinical trials or studies of others and adverse safety events involving Psyence’s psychedelic analogs could have a material adverse effect on Psyence’s business.

●	Supply chain interruptions could delay Psyence in the process of developing its product candidates.

●	We rely on third parties to conduct our clinical trials. If these third parties do not properly and successfully carry out their contractual duties or meet expected deadlines, we may not be able to obtain regulatory approval of, or commercialize, our product candidates.

●	We are dependent on licensed intellectual property. If we were to lose our rights to licensed intellectual property, we may not be able to continue developing or commercializing our product candidates, if approved. If we breach any of the agreements under which we license the use, development and commercialization rights to our product candidates or technology from third parties or, in certain cases, we fail to meet certain development deadlines, we could lose license rights that are important to our business.

●	We (or any third parties we have contracted with to conduct our clinical trials) will depend on enrollment of patients in our clinical trials for our product candidates. If we encounter difficulties enrolling patients in our clinical trials, our clinical development activities could be delayed or otherwise adversely affected.

●	If we fail to comply with healthcare regulations, we could face substantial enforcement actions, including civil and criminal penalties and our business, operations and financial condition could be adversely affected.

●	Our prospective products will be subject to the various federal and state laws and regulations relating to health and safety and failure to comply with, or changes in, these laws or regulations could have an adverse impact on our business.

●	Clinical trials are expensive, time-consuming, uncertain and susceptible to change, delay or termination. The results of clinical trials are open to differing interpretations.

●	Psyence may be subject to federal, state and foreign healthcare laws and regulations and implementation of or changes to such healthcare laws and regulations could adversely affect Psyence’s business and results of operations.

●	Serious adverse events or other safety risks could require Psyence to abandon development and preclude, delay or limit approval of its current or future product candidates, limit the scope of any approved label or market acceptance, or cause the recall or loss of marketing approval of products that are already marketed.

●	Psyence may voluntarily suspend or terminate a clinical trial if at any time it believes that any of its product candidates presents an unacceptable risk to participants, if preliminary data demonstrates that the product candidate is unlikely to receive regulatory approval or unlikely to be successfully commercialized, or if sufficient funds to proceed to the next phases of clinical trials are not raised.

●	The success of Psyence’s product candidates and future approved products, if any, is subject to a number of constantly-evolving state and federal laws, regulations, and enforcement policies pertaining to psilocybin containing products.

●	We may seek fast track and breakthrough therapy designations or priority review for one or more of our product candidates, but we might not receive such designation or priority review, and even if we do, such designation or priority review may not lead to a faster development or regulatory review or approval process, and does not assure FDA approval of our product candidates. Even if a product qualifies for such designation or priority review, the FDA may later decide that the product no longer meets the conditions for qualification or decide that the time period for FDA review or approval will not be shortened.

●	We may seek approval of our product candidates, where applicable, under the FDA’s accelerated approval pathway. This pathway may not lead to a faster development, regulatory review or approval process and does not increase the likelihood that our product candidates will receive marketing approval.

●	The psychedelic therapy industry and market are relatively new, and this industry and market may not continue to exist or grow as anticipated.

●	Negative public opinion and perception of the psychedelic industry could adversely impact Psyence’s ability to operate and Psyence’s growth strategy.

●	The expansion of the use of psychedelics in the medical industry may require new clinical research into effective medical therapies.

●	The psychedelic therapy industry is difficult to quantify and investors will be reliant on their own estimates of the accuracy of market data.

●	Psyence may not be able to adequately protect or enforce its intellectual property rights, which could harm its competitive position.

●	If third parties claim that intellectual property owned or used by Psyence infringes upon their intellectual property, Psyence’s operating profits could be adversely affected.

●	We may infringe the intellectual property rights of others, which may prevent or delay our product development efforts and stop us from commercializing or increase the costs of commercializing our product candidates.

●	If Psyence is not able to adequately prevent disclosure of trade secrets and other proprietary information, the value of its products could be significantly diminished.

●	The securities being offered in this prospectus represent a significant percentage of the number of our outstanding Common Shares, and the sales of such shares, or the perception that these sales could occur, could cause the market price of our Common Shares to decline significantly, which could impair our ability to raise capital through the sale of additional equity securities.

●	Certain of our shareholders purchased their respective Common Shares at prices lower than the current market price for our Common Shares and may therefore experience a positive rate of return on their investment.

●	If we fail to meet applicable continued listing requirements, Nasdaq may delist our Common Shares from trading, in which case the liquidity and market price of our Common Shares could decline.

●	The market price and trading volume of the Common Shares may be volatile and could decline significantly.

●	Our Public Warrants are exercisable for Common Shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to its shareholders.

●	The requirements of being a public company may strain the Company’s resources, divert the Company management’s attention and affect the Company’s ability to attract and retain qualified board members.

●	The Company qualifies as a foreign private issuer within the meaning of the rules under the Exchange Act, and as such the Company is exempt from certain provisions applicable to United States domestic public companies.

●	Psyence currently reports financial results under International Financial Reporting Standards (IFRS), which differs in certain significant respects from U.S. GAAP.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because the Company is incorporated under the laws of Canada, the Company conducts substantially all of its operations and a majority of its directors and executive officers reside outside of the United States.

●	It is not expected that the Company will pay dividends in the foreseeable future.

The Offering

Securities offered by the Selling Securityholders	Up to 1,148,598 Common Shares

Common Shares outstanding prior to this offering	3,814,328 (as of August 25, 2026)

Terms of the offering	The Selling Securityholders will determine when and how they will dispose of the Common Shares registered for resale under this prospectus. See “Plan of Distribution”.

Use of proceeds	We will not receive any of the proceeds from the resale of the Common Shares by the Selling Securityholders.

Risk factors	You should read the “Risk Factors” section of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to purchase any of our securities.

Nasdaq ticker symbol	“PBM”

RISK FACTORS

An investment in our securities carries a significant degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed below, together with all of the other information appearing or incorporated by reference in this prospectus. See “Where You Can Find More Information; Incorporation by Reference.” You should also consider the risks, uncertainties and assumptions discussed under “Item 3.D—Risk Factors” of our most recent Annual Report on Form 20-F and any risks, uncertainties and assumptions included in reports on Form 6-K we file after the date of this prospectus, that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on our business, reputation, revenue, financial condition, results of operations and future prospects, in which event the market price of our securities could decline, and you could lose part or all of your investment. Additional risks and uncertainties of which we are not presently aware or that we currently deem immaterial could also affect our business operations and financial condition. Please also carefully read the section in this prospectus titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to The Offering

The securities that may be offered and sold by the Selling Securityholders represent a substantial percentage of the number of our outstanding Common Shares, and the sales of such shares, or the perception that these sales could occur, could cause the market price of our Common Shares to decline significantly could impair our ability to raise capital through the sale of additional equity securities.

This prospectus relates to the offer and sale from time to time by the Selling Securityholders named in this prospectus from time to time. The sale of Common Shares by the Selling Securityholders, or the perception that these sales could occur, could depress the market price of our Common Shares could impair our ability to raise capital through the sale of additional equity securities. The Selling Securityholders may still have an incentive to sell our Common Shares because they may still experience a positive rate of return on the securities they were issued, due to the differences in the purchase prices they paid for our Common Shares and the public trading price of our Common Shares. While the Selling Securityholders may, on average, experience a positive rate of return based on the current market price of the Common Shares they purchased, public securityholders may not experience a similar rate of return on the Common Shares they purchased if there is such a decline in price and due to differences in the purchase prices and the current market price.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our cash and equivalents and capitalization as of March 31, 2026.

The following information should be read in conjunction with the consolidated financial statements and related notes incorporated by reference in this prospectus. You should read this table together with our consolidated financial statements and related notes, as well as the section titled “Operating and Financial Review and Prospects” in our Annual Report on Form 20-F for the year ended March 31, 2026 and the other financial information incorporated by reference in this prospectus. For more details on how you can obtain the documents incorporated by reference in this prospectus, see “Where You Can Find More Information; Incorporation of Certain Information by Reference.”

As of March 31, 2026
Cash and cash equivalents	7,444,763
Stockholders’ equity
Share Capital	78,747,983
Accumulated Deficit	(63,383,625)
Warrant Reserve	1,065,705
Options Reserve	117,890
Reserves	396,177
Total stockholder’s equity	16,994,130
Total capitalization	16,994,130

USE OF PROCEEDS

All of the Common Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their own accounts. We will not receive any proceeds from the resale of the securities by the Selling Securityholders.

The Selling Securityholders will pay all underwriting discounts, selling commissions and expenses incurred by each respective Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in connection with the sale of the ordinary shares, if any. We will bear all other costs, fees and expenses incurred in effecting the registration of the Common Shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

SELLING SECURITYHOLDER

This prospectus relates to the possible resale by the Selling Securityholders of up to 1,148,598 Common Shares.

Material Relationships with PsyLabs, one of the Selling Securityholders

The Company and PsyLabs, one of the Selling Securityholders, have a broad strategic and commercial relationship, including licensing arrangements pursuant to which the Company may access PsyLabs’ investigational and commercial-scale manufacturing capabilities, and the Company has made investments in PsyLabs to support the Company’s strategic focus on advancing its portfolio of psychedelic pharmaceutical manufacture and to benefit from PsyLabs’ growth prospects in the development of a pharmaceutical API.

AjD License Agreement

The Company has transitioned to NPX-5 as part of the ongoing Phase IIb Study. In December 2025, the Company entered into an exclusive (with respect to the territory of Australia), royalty-bearing IP licensing agreement with PsyLabs, pursuant to which PsyLabs will supply the Company with pharmaceutical-grade, GMP-compliant, nature-derived (non-synthetic) psilocybin for use in the Phase IIb Study, future clinical trials, and eventual commercialization in the Phase IIb Field of Use (“AjD License Agreement”).

The license was granted on an exclusive basis solely within the territory of Australia with respect to the Phase IIb Field of Use; however, Psyence has a right of first refusal to extend its exclusive license beyond the territory of Australia. Any results of testing, research, conduct of and any information derived from the clinical studies and trials using NPX-5 shall become the sole property of Psyence.

SUD License Agreement

On September 3, 2024, the Company entered into a licence agreement for alcohol use disorder and substance use disorder (the “SUD License Agreement”) with Novaspore Limited, formerly known as Psyence UK Group Ltd. (“Novaspore” or “PsyLabs UK”), a private company focused on the production of psychedelic active pharmaceutical ingredients and extracts and affiliate of PsyLabs. Pursuant to the SUD License Agreement, Novaspore has granted the Company exclusive, world-wide, royalty-bearing licenses to conduct clinical trials, and commercialize development, relating to the extraction, formulation and licensing of proprietary active pharmaceutical ingredients consisting of a psilocybin standardized extract (“API”), as well as a final dosage format for the API, which is suitable for human consumption, with respect to alcohol use disorder and substance use disorder (the “SUD Fields of Use”). The Company has the right to sub-license the licensed products, subject to certain restrictions, as set forth in the SUD License Agreement.

Share Purchases

On April 15, 2025, the Company invested $500,000 in PsyLabs in exchange for 250 of PsyLabs’ ordinary shares. On August 15, 2025, the Company invested an additional $3,500,000 in PsyLabs in exchange for 1,750 of PsyLabs’ ordinary shares. Following these acquisitions, the Company held 3,000 of PsyLabs’ ordinary shares (which includes 1,000 of PsyLabs’ ordinary shares the Company acquired from a third party).

Right of First Refusal

In connection with the April 2025 investment in PsyLabs, the Company secured an exclusive right of first refusal in respect of the worldwide supply of pharmaceutical-grade, nature-derived ibogaine. On June 1, 2025 the Company and PsyLabs entered into a Right of First Refusal Agreement pursuant to which PsyLabs granted the Company a right of first refusal (“ROFR”) to acquire the exclusive rights to a dedicated supply of ibogaine for evaluation in the treatment of substance use disorders, including alcohol use disorder. The ROFR will remain in effect for a period commencing on June 1, 2025 and terminating on the earlier of (i) a date which is two (2) years after the date upon which PsyLabs has received regulatory approval for the use of ibogaine (or an ibogaine based product) in human subjects from the authorized health regulator in any of the following jurisdictions: Australia, USA, European Union or South Africa and (ii) December 31, 2030.

Share Put Option and Amendment Agreement (the “Put Option Agreement”)

On July 3, 2025, the Company entered into the Put Option Agreement with PsyLabs, which was ratified by the Company’s Board of Directors on February 13, 2026. Pursuant to the Put Option Agreement, PsyLabs had the right to require the Company to make a further equity investment in it by way of a share-for-share exchange at arm’s length and at fair market value, subject to the terms and conditions set forth therein. On February 13, 2026, PsyLabs exercised the put option, requiring the Company to subscribe for $5,000,000 of ordinary shares (2,900 ordinary shares) of PsyLabs, with such subscription consideration satisfied through the Company’s issuance of 1,146,159 its Common Shares to PsyLabs. After the share exchange, the Company held an approximately 27.93% interest in PsyLabs’ outstanding shares.

Selling Securityholders

The Selling Securityholders may offer and sell, from time to time, any or all of the Common Shares being offered for resale pursuant to this prospectus. In this prospectus, the term “Selling Securityholder” includes (i) each entity identified in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus forms a part or by a supplement to this prospectus) and (ii) any donees, pledgees, transferees or other successors-in-interest that acquire any of the Common Shares covered by this prospectus after the date of this prospectus from the named Selling Securityholders as a gift, pledge, partnership distribution or other non-sale related transfer.

The table below sets forth, as of the date of this prospectus, the name of each Selling Securityholder for which we are registering Common Shares for resale to the public, and the number of Common Shares that each Selling Securityholder may offer pursuant to this prospectus.  Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes Common Shares with respect to which individuals and entities have voting and investment power and Common Shares have the right to acquire within 60 days. Also in accordance with SEC rules, for purposes of calculating percentages of beneficial ownership, shares which a person has the right to acquire within 60 days are included both in that person’s beneficial ownership as well as in the total number of shares issued and outstanding used to calculate that person’s percentage ownership but not for purposes of calculating the percentage for other persons. The percentage of Common Shares beneficially owned by the Selling Securityholders prior to the offering shown in the table below is based on an aggregate of 3,814,328 Common Shares outstanding as of August 25, 2026.

Because each Selling Securityholder may dispose of all, none or some portion of its Shares, no estimate can be given as to the number of securities that will be beneficially owned by each Selling Securityholder upon termination of this offering. For purposes of the table below, we have assumed that after termination of this offering none of the Shares covered by this prospectus will be beneficially owned by the Selling Securityholders and further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Securityholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

Please see the section titled “Plan of Distribution” for further information regarding the Selling Securityholder’s method of distributing these Shares.

	Common Shares Owned Prior to This Offering			Number of Common Shares Being Offered	Common Shares Owned After Offering(2)
Name and Address	Number	Percent		this Prospectus	Number	Percent
Psyence Labs Ltd. (1)	1,151,395	30.19%		1,146,159	-	*	%
Outside The Box Capital Inc.(3)	2,439	*	%	2,439	-	*	%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our Common Shares.

(1)	The address of Psyence Labs Ltd. is Irvine's Place, 159 Main Street, 1st Floor, P.O. Box 2132, Road Town, Tortola, British Virgin Islands, VG1110.

(2)	Assumes the sale of all Common Shares being offered pursuant to this prospectus.

(3)	The address of Outside The Box Capital Inc. is 2202 Green Orchard Place Oakville ON L6H 4V4 Canada

PLAN OF DISTRIBUTION

Each Selling Securityholder, which, as used here, includes donees, pledgees, transferees or other successors-in-interest selling Common Shares or interests in Common Shares received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of its Common Shares or interests in Common Shares on any stock exchange, market or trading facility on which the Common Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

Each Selling Securityholder may use any one or more of the following methods when disposing of Common Shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers or other financial intermediaries may agree with the Selling Securityholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

Each Selling Securityholder may, from time to time, pledge or grant a security interest in some or all of the Common Shares owned by them and, if they default in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Common Shares, from time to time, under this prospectus or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transfer or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholder also may transfer the Common Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Each Selling Securityholder may also sell Shares under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration. Each Selling Securityholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Common Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by a Selling Securityholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from a Selling Securityholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

Each Selling Securityholder and any underwriters, broker-dealers or agents that participate in the sale of the Common Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the ordinary shares may be underwriting discounts and commissions under the Securities Act. A selling securityholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers, and agents may be entitled, under agreements entered into with the selling securityholder, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

This offering will terminate on the date that all shares of our Common Shares offered by this prospectus have been sold by the Selling Securityholders.

Our Common Shares are currently listed on The Nasdaq Capital Market under the symbol “PBM”.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in our Annual Report on Form 20-F for the year ended March 31, 2026, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and commissions, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, all amounts are estimates.

SEC registration fee	$672.56
Legal fees and expenses	25,000
Accounting fees and expenses	10,000
Printing fees	3,000
Miscellaneous expenses	5,000
Total	43,672.56

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

The Company is a corporation governed by the Ontario Business Corporations Act ("OBCA"), and a substantial portion of our assets are outside of the United States. Most of our directors and senior management and independent auditors are resident outside the United States, and all or a substantial portion of their respective assets may be located outside the United States. As a result, it may be difficult for U.S. investors to effect service of process within the United States upon these persons. It may also be difficult for U.S. investors to enforce within the United States judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts outside the United States would recognize or enforce judgments of U.S. courts obtained against us or our directors and officers predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Therefore, it may be difficult to enforce U.S. judgments against us, our directors and officers and independent auditors.

LEGAL MATTERS

The validity of the Common Shares offered by this prospectus and certain other Canadian legal matters will be passed upon by WeirFoulds LLP.

EXPERTS

The consolidated financial statements of Psyence Biomedical Ltd. as at March 31, 2026 and 2025 and for the three-year period ended March 31, 2026 incorporated in this prospectus have been audited by MNP LLP, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PSYENCE BIOMEDICAL LTD.

Secondary Offering of

1,148,598 Common Shares

Prospectus

August 25, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Under the Ontario Business Corporations Act (“OBCA”), we may indemnify our current or former directors or officers or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity. The OBCA also provides that we may also advance moneys to a director, officer or other individual for costs, charges and expenses incurred in connection with such a proceeding.

However, indemnification is prohibited under the OBCA unless the individual:

●	acted honestly and in good faith with a view to our best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request; and

●	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Our bylaws require us to indemnify each of our current or former directors or officers and each individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity.

Under the OBCA, we are permitted to purchase and maintain insurance for the benefit of each of our current or former directors or officers and each person who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity.

Prior to the completion of the transaction we intend to enter into indemnity agreements with our directors and certain officers which provide, among other things, that we will indemnify, including but not limited to the indemnity permitted under the OBCA, him or her for losses reasonably incurred by reason of being or having been a director or officer; provided that, we shall not indemnify such individual if, among other things, he or she did not act honestly and in good faith with a view to our best interests and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual did not have reasonable grounds for believing that his or her conduct was lawful, and in so acting was in breach of the obligations under the indemnity agreement.

At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification would be required or permitted.

Item 9. Exhibits

Exhibit No.	Description
4.1	Specimen Share Certificate of Psyence Biomedical Ltd. (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form F-4 filed with the SEC on November 13, 2023).
4.2	Specimen Warrant Certificate of Psyence Biomedical Ltd. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-4 filed with the SEC on November 13, 2023).
4.3	Form of Common Share Purchase Warrant (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form F-1 filed with the SEC on October 2, 2024).
4.4	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 6-K filed with the SEC on December 31, 2024).
4.5	Form of Series A Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 6-K filed with the SEC on December 31, 2024).
4.6	Form of Series B Warrant (incorporated by reference to Exhibit 4.3 to the Current Report on Form 6-K filed with the SEC on December 31, 2024).
4.7	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.4 to the Current Report on Form 6-K filed with the SEC on December 31, 2024).
5.1*	Opinion of WeirFoulds LLP
23.1*	Consent of MNP LLP (PCAOB ID: 1930)
23.2*	Consent of WeirFoulds LLP (included as part of Exhibit 5.1)
24.1	Power of Attorney (included in the signature page attached hereto)
107*	Filing Fee Table

*	Filed herewith.

Item 10. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

 provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That for purposes of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, Ontario, Canada on the Canada on the 25th day of August, 2026.

Psyence Biomedical Ltd.

By:	/s/ Jody Aufrichtig
Jody Aufrichtig
Chief Executive Officer and Chairman of the Board

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Jody Aufrichtig and Warwick Corden-Lloyd, and each of them, as such person’s true and lawful attorney-in-fact, with full power of substitution or resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments to this registration statement, and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jody Aufrichtig	Chief Executive Officer and Chairman of the Board	August 25, 2026
Jody Aufrichtig	(Principal Executive Officer)

/s/ Warwick Corden-Lloyd	Chief Financial Officer and Director	August 25, 2026
Warwick Corden-Lloyd	(Principal Financial and Accounting Officer)

/s/ Marc Balkin	Director	August 25, 2026
Marc Balkin

/s/ Graham Patrick	Director	August 25, 2026
Graham Patrick

/s/ Sashank Pillay	Director	August 25, 2026
Sashank Pillay

AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Psyence Biomedical Ltd. has signed this registration statement in the city of Newark, Delaware on the 25th day of August, 2026.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative